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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form S-4 of Puma Technology, Inc, of our report dated August 20, 1999, except for Note 12, which is as of August 24, 1999, relating to the financial statements of Puma Technology, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

/s/  PricewaterhouseCoopers LLP

San Jose, California
February 24, 2000